UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2012

ADEPT TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27122	94-2900635
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive Pleasanton, CA	94588
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (925) 245-3400

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

In connection with the service of the Hale Capital designee, Mr. Martin M. Hale, Jr. on the Board of Directors of the Company, on October 4, 2012, the Company entered into an indemnification agreement with Mr. Hale, substantially in the form of the existing indemnification agreement between the Company and the existing members of the Board of Directors with revision as requested by Hale Capital.  At their election, members of the Board of Directors may become a party to such form of indemnification agreement to supersede their existing agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Ms. Cummins Separation Agreement

As previously disclosed, on September 20, 2012, Lisa M. Cummins, Senior Vice President of Finance, Chief Financial Officer and Secretary of the Adept Technology, Inc. (the “Company”), notified the Board of Directors of the Company that she is resigning her employment with the Company for personal reasons.  On October 4, 2012 (the “Termination Date”), the Company entered into a Separation Agreement (the “Separation Agreement”) with Ms. Cummins.

Pursuant to the Separation Agreement, Ms. Cummins will receive her salary for five months following the Termination Date on the Company’s regular payroll schedule, subject to applicable tax withholdings.  Ms. Cummins will receive Company-paid COBRA coverage until the earlier of (a) March 30, 2013, or (b) the first date on which Ms. Cummins is eligible for coverage under another group health insurance plan.  In addition, Ms. Cummins will receive accelerated vesting of half of the total shares awarded September 20, 2012 which would equate to 9,375 shares of common stock to vest on October 4, 2012 and 12,500 restricted shares of common stock to terminate and be forfeited on such date; and extended exercise of stock options that are vested as of the Termination Date to June 30, 2013.  The Separation Agreement includes a customary liability waiver by Ms. Cummins.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which is attached as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference in its entirety.

Appointment of Interim Chief Financial Officer

Effective as of the termination of service by Lisa M. Cummins, John Dulchinos, the Company’s President, Chief Executive Officer and Assistant Secretary, was appointed by the Board of Directors of the Company to serve as interim Chief Financial Officer and Secretary of the Company until a successor is duly elected and qualified.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	Form of Indemnification Agreement between Adept Technology, Inc., and director (as of October 4, 2012).
10.2	Separation Agreement between Adept Technology, Inc., and Lisa M. Cummins, dated October 4, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEPT TECHNOLOGY, INC.

October 5, 2012	By: /s/ John Dulchinos John Dulchinos President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Indemnification Agreement between Adept Technology, Inc., and director (as of October 4, 2012).
10.2	Separation Agreement between Adept Technology, Inc., and Lisa M. Cummins, dated October 4, 2012.